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                                                                  EXHIBIT 10.7


                    FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT dated as of October 6, 1998 by and among BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an address at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, PA 19073 (the "Partnership"), BRANDYWINE REALTY TRUST, a Maryland real estate investment trust having an address at Newtown Square Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, PA 19073 (the "Trust"), DONALD E. AXINN, having an address c/o Donald E. Axinn Companies, 131 Jericho Turnpike, Jericho, New York 11743 ("Axinn") and the other contributors (the "Other Contributors", and, together with Axinn, the "Contributors").

                              W I T N E S S E T H:

         WHEREAS, the Partnership, the Trust and the Contributors entered into a certain contribution agreement made as of the 10th day of July, 1998 (the "Original Agreement") pursuant to which each of the Contributors agreed to sell or contribute and the Partnership agreed to acquire or accept all of such Contributors' right, title and interest in and to certain Property and Entity Interests (as such terms are defined in the Original Agreement);

         WHEREAS, in order to delete the Property at 125 Jericho Turnpike as a Critical Property, the Original Agreement was modified pursuant to the terms of a certain letter agreement between the Partnership, the Trust and Axinn dated August 28, 1998 (the "Letter Agreement" and, together with the Original Agreement, the "Contribution Agreement");

         WHEREAS, the parties hereto desire to further amend and modify the Contribution Agreement, subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. ASSUMED MORTGAGE LOANS. Notwithstanding anything contained in the Contribution Agreement to the contrary, the parties hereto agree that all of the Mortgage Loans shall be treated as Subject-to Mortgage Loans (and not as Assumed Mortgage Loans). All references in the Contribution Agreement to Assumed Mortgage Loans and the requirement that the Partnership assume the Assumed Mortgage Loans at the Closing are hereby deleted in their entirety.
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     2. 125-131 JERICHO TURNPIKE. Axinn, the Contributor of the 125-131 Jericho
Turnpike, New York Property (the "Jericho Property"), the Partnership and the Trust hereby agree that the Closing for the Jericho Property shall occur simultaneously with the Old Country Road Closing. In addition, it is agreed between Axinn, the Partnership and the Trust that, from and after the Initial Closing to and including the Old Country Road Closing (the "Jericho Property Interim Period"): (a)Axinn shall receive all of the operating income for the Jericho Property and shall also be responsible for all operating expenses with respect thereto; and (b) during the Jericho Property Interim Period, Brandywine Realty Services Corporation ("BRSCO") shall manage the Jericho Property pursuant to the form of Management Agreement attached hereto as Exhibit A, subject to the right of BRSCO to terminate its obligations under such Management Agreement in accordance with its terms. The obligations of the Partnership and the Trust to acquire the Jericho Property are subject to compliance with the obligations of the applicable Contributors, and satisfaction of the closing conditions contained in the Contribution Agreement for the benefit of the Trust and Partnership, including without limitation, updated tenant estoppel certificates. In addition to the foregoing, leasing commissions, tenant improvements allowances, capital expenditures and lease proposals, amendments and modifications shall continue to be treated and subject to the Partnership's approval in accordance with Paragraphs 7(e) and 18 (e) of the Contribution Agreement.

     3. 245 OLD COUNTRY ROAD. Axinn Ellipse Associates ("AEA"), the Contributor of the 245 Old Country Road, Melville, New York Property (the "245 OCR Property"), the Partnership and the Trust each hereby acknowledge that Citicorp, the tenant at the 245 OCR Property ("Citicorp"), has an option to purchase the 245 OCR Property at certain times during the term of its lease with AEA (the "Citicorp Purchase Option"). Axinn, on behalf of himself, AEA and the partners of AEA, hereby agrees that the restrictions on the sale or transfer of property in Paragraph 41(c) of the Contribution Agreement shall not apply in the event Citicorp exercises the Citicorp Purchase Option. The Partnership and the Trust hereby agree that, in the event Citicorp exercises the Citicorp Purchase Option, the Partnership and the Trust shall take commercially reasonable action (such as allowing AEA to guarantee additional debt of the Partnership and the Trust to

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the extent the Trust and Partnership maintain such debt) in order to allow AEA to seek to continue to defer recognition of gain for federal and state income tax purposes in connection with the 245 OCR Property.

     4. CONSIDERATION. The parties hereto agree that the last sentence of Paragraph 3(c) of the Contribution Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "The parties agree that in all cases in which Participants of the same Contributor have elected to receive different forms of Consideration (ie. cash v. Units), such Contributor and Participants shall contribute, assign, transfer and convey to the Partnership (or its designee) and the Partnership shall accept from each Participant partner or member of the Contributor which owns such New York Property, all of such Participant's Entity Interest in and to such Contributor."


     5. REMOVAL OF CERTAIN PROPERTIES. The parties acknowledge and agree that the properties located at 163-167 South Service Road, Plainview, New York, and 885 Waverly Avenue, Holtsville, New York, have been removed from the transactions provided for in the Contribution Agreement, and the references in the Contribution Agreement to such Properties, including the purchase price payable for them, are hereby deleted.


     6. CONFIRMATION OF CERTAIN MATTERS.

         (a) Axinn hereby represents and warrants that all documents executed and delivered by him at the Initial Closing being held on the date hereof under the Contribution Agreement in his capacity as attorney-in-fact have been executed and delivered by him pursuant to a valid and binding delegation of authority which remains in full force and effect.

         (b) Axinn hereby represents and warrants that the following corrections are made to Schedule 1 to the Contribution Agreement: (i) the contents of the box at the fourth row and second column of page 6 shall be restated in its

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entirety to read "Axinn-New Durham Associates, a New Jersey general partnership", and (ii) the contents of the box at the fourth row and fifth column of page 6 shall be restated in its entirety to read "78.02".

         (c) Axinn hereby represents and warrants that the partnership that owns the Property known as 44 National Road, Edison, New Jersey is a general partnership notwithstanding the reference to such entity as a limited partnership in the agreement setting forth the partnership relationship among the partners. Axinn agrees to hold the Trust and Partnership harmless against any loss attributable to an entity being other than in the form set forth in the Schedules to the Contribution Agreement or being governed by any law other than the law set forth in the Schedules to the Contribution Agreement.

     7. MAINTENANCE OF INSURANCE. The Contributors covenant and agree to maintain, and timely pay all premiums due in connection with, replacement-cost, all-risk casualty and comprehensive general liability insurance with respect to the 31 Commercial, 263 Old Country Road, 131 Jericho Turnpike, 125 Jericho Turnpike, 101 Paragon and 3 Paragon properties. All such insurance shall name Brandywine Operating Partnership, L.P. as an additional insured, as its interests may appear, with such coverage to be confirmed in a certificate of insurance to be issued to Buyer within 15 days of the Initial Closing. The aforesaid insurance may be canceled upon the transfer or contribution, as the case may be, of such property to Buyer.

         8. CHANGE TO CERTAIN DATES. The dates November 1, 1998, February 1, 1999, May 1, 1999 and August 1, 1999 referenced in Paragraph 14(a)(v) of the Contribution Agreement are hereby changed to January 1, 1999, April 1, 1999, July 1, 1999 and October 1, 1999.

         9. INDUSTRIAL SITE RECOVERY ACT UNDERTAKING. Notwithstanding anything to the contrary in the Contribution Agreement, with respect to the Property located at 44 National Road, Edison, New Jersey, Axinn covenants to use reasonable best efforts to obtain the appropriate approvals from the New Jersey Department of Environmental Protection ("NJDEP") under ISRA, which may take the form of one or more of the following: (i) NJDEP's approval of a Negative Declaration Affidavit; (ii) a so called "No Further Action" letter; (iii) NJDEP's approval of a De Minimis Quantity Exemption; (iv) NJDEP's approval of an

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Expedited Review Application; (v) NJDEP's approval of a Remedial Action Workplan or Remediation Agreement; or (vi) such other approvals or determinations which may be available from NJDEP with respect to the applicable transaction. In addition to the foregoing, Section 11(b)(10) shall be amended to include the phrase "and all costs incurred and all liabilities arising in connection with the non-compliance by Seller with ISRA in connection with the transfer of 44 National Road" between the words "thereof" and "regardless" in the 26th line of
Section 11(b).

         10. MISCELLANEOUS. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Contribution Agreement. Except as modified herein, all of the terms and conditions of the Contribution Agreement shall remain unchanged and in full force and effect.


         11. BINDING EFFECT. The terms and conditions of this First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Contribution Agreement as of the day and year first above written.

                                        BRANDYWINE OPERATING PARTNERSHIP, L.P.
                                        BY: BRANDYWINE REALTY TRUST,
                                            Its General Partner


                                        BY: /s/ Gerard H. Sweeney
                                            -----------------------------------
                                            Title: President and
                                            Chief Executive Officer


                                        BRANDYWINE REALTY TRUST


                                        BY: /s/ Gerard H. Sweeney
                                            -----------------------------------
                                            Title: President and
                                            Chief Executive Officer

                             (Signatures Continued)

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                                            /s/ Donald E. Axinn
                                            -----------------------------------
                                            DONALD E. AXINN


                                           /s/ Donald E. Axinn
                                           ------------------------------------
                                           MORRIS L. GREEN
                                      By:  Donald E. Axinn, his
                                           Attorney-in-Fact


                                      AXINN AVENUE ASSOCIATES
                                      AXINN ELLIPSE ASSOCIATES
                                      AXINN-MELVILLE, LLP
                                      AXINN EDISON ASSOCIATES
                                      AXINN-NEW DURHAM ASSOCIATES
                                      DONALD E. AXINN, L.L.C.
                                      AXINN-BERNHARD ASSOCIATES


                                      BY: /s/ Donald E. Axinn
                                          -------------------------------------
                                          Donald E. Axinn



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